UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 14, 2020 (December 8, 2020)

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

Registrant’s telephone number, including area code

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, par value $0.01	CAR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Severance Plan

On December 8, 2020, Avis Budget Group, Inc. (the “Company”) adopted the Avis Budget Group, Inc. Executive Severance Pay Plan For Grade A and B Employees (the “Plan”), effective as of January 1, 2021. The Plan provides severance benefits to certain executives of the Company in the event that a participant is involuntarily terminated other than for cause and delivers an agreement and general release as set forth in the Plan. The Plan applies to any employee (each, an “Eligible Employee”) of the Company or its subsidiaries based in the United States who (i) is classified by the Company as a Grade A (such Eligible Employee, a “Grade Level A Participant”) or Grade B (such Eligible Employee, a “Grade Level B Participant”) active, regular full-time employee as of the date of termination (and not a part-time, temporary or seasonal employee) of the Company or one of its subsidiaries, (ii) is not compensated solely by commission or bonus and (iii) is not covered by an employment agreement or severance agreement with the Company or one of its subsidiaries.

Under the terms of the Plan, in the event that an Eligible Employee is involuntarily terminated other than for cause and delivers an agreement and general release as set forth in the Plan, such Eligible Employee shall be entitled to receive the following benefits: (i) two years (if Grade Level A Participant) or one year (if Grade Level B Participant) of base pay in a lump sum, (ii) annual bonus paid on a pro rata basis based on the timing of the employment termination (with any individual component computed as though the applicable target was reached), (iii) accelerated vesting of all (if Grade Level A Participant) or 50% (if Grade Level B Participant) of unvested time-based Restricted Stock Units (“RSUs”) scheduled to vest within one year of the employment termination (with any remaining unvested RSUs being forfeited), (iv) vesting of all (if Grade Level A Participant) or 50% (if Grade Level B Participant) performance-based Restricted Stock Units (“PSUs”) scheduled to vest within one year of employment termination solely based on the extent to which the performance goals are achieved (with any remaining unvested PSUs being forfeited), (v) a lump sum payment equal to the Company’s portion of certain health care premiums for one year of coverage (if Grade Level A Participant) or six months of coverage (if Grade Level B Participant), (vi) one year (if Grade Level A Participant) or six months (if Grade Level B Participant) of continued participation in Company-sponsored financial planning (provided that the Eligible Employee is eligible for Company’s sponsored financial planning at the time of the employment termination), (vii) continued participation in the Company automobile program for one year (if Grade Level A Participant) or six months (if Grade Level B Participant if such Grade Level B Participant is eligible for such program at the time of employment termination); provided that, if an allowance is in place for the Eligible Employee, such Eligible Employee shall receive a lump sum and (viii) one year (if Grade Level A Participant) or six months (if Grade Level B Participant) of continued participation in the Company vehicle lease management program.

The severance pay described above is in lieu of any and all other obligations the Company and its affiliates have to the participant.

The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Avis Budget Group, Inc. Executive Severance Pay Plan for Grade A and B Employees and Summary Plan Description, effective January 1, 2021.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ Jean M. Sera
Jean M. Sera
Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

Date: December 14, 2020